Columbia Funds Variable Insurance Trust I

ITEM 77D/77Q1(B) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

Columbia Variable Portfolio - Large Cap Growth Fund II (formerly known as Columbia Variable Portfolio - Marsico 21st Century Fund)

Effective November 20, 2015, the Fund made certain changes to its principal investment strategies, including the additional of an 80% investment policy. Such revised principal investment strategies and policy are described in a supplement, dated November 20, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on November 20, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-383084), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Columbia Variable Portfolio - Large Cap Growth Fund III (formerly known as Columbia Variable Portfolio - Marsico Focused Equities Fund)

Effective November 20, 2015, the Fund made certain changes to its principal investment strategies, including the additional of an 80% investment policy. Such revised principal investment strategies and policy are described in a supplement, dated November 20, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on November 20, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-383084), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.

Variable Portfolio – Loomis Sayles Growth Fund II (formerly known as Columbia Variable Portfolio - Marsico Growth Fund)

Effective November 20, 2015, the Fund made certain changes to its principal investment strategies. Such revised principal investment strategies are described in a supplement, dated November 20, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on November 20, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-383084), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.